Zulu Energy Corp.
122 N. Main Street
Sheridan, Wyoming 82801
Telephone: (307) 751-5517

April 25, 2008

To:	Swansi Holdings Corp. (“Swansi”), which is to receive warrants (the “Warrants”) to purchase shares of common stock (the “Common Stock”) of Zulu Energy Corp. (the “Company”)

Dear Sirs:

As you may be aware, the Company is in the process of obtaining funds through one or more financings (each a “Financing”) that will provide the funds sufficient to commence exploration operations on the Company’s leased properties in the Republic of Botswana (the “Exploration Operations”).

The Company currently has 100,000,000 shares of Common Stock authorized under its Articles of Incorporation, as amended (the “Articles”), and such amount of authorized shares is insufficient to accomplish the financing(s) required to obtain funds sufficient to consummate the Exploration Operations. The Company intends to amend the Articles to increase its authorized shares of Common Stock to at least 150,000,000 shares of Common Stock as promptly as practicable after the closing of the initial Financing, which is anticipated to close on Monday, April 28, 2008.

The purpose of this letter agreement (the “Agreement”) is to set forth the terms and conditions under which Swansi, which is to receive Warrants to purchase Common Stock pursuant to the Stock Purchase Agreement, dated December 19, 2007, between the Company and Swansi (the “Stock Purchase Agreement”), agrees and acknowledges that Warrants it will receive following the First Private Placement (as defined in the Stock Purchase Agreement) will not be exercisable until the Company increases its authorized shares of Common stock to 150,000,000 shares. The foregoing limitation on the ability to exercise the Warrants will be consistent with the terms and rights of the warrants issued by the Company to the investors who participate in the First Private Placement.

To facilitate the Company’s ability to accomplish the Financing(s) and to raise funds sufficient to consummate the Exploration Operations, Swansi consents and agrees to waive certain rights concerning the exercise of the Warrants and to enter into certain other agreements as further described below.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1.
Waiver and Agreement. Swansi hereby consents and agrees that the Warrants it will receive following the First Private Placement will not be exercisable until such time as the Company has amended its Articles to increase its authorized shares of Common Stock to at least 150,000,000 shares.

2.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

3.	Captions. Section captions and headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

4.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.
Counterparts and Execution of Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures of all purposes.

6.
Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns.

7.
Enforceability. The parties further acknowledge and agree that the enforceability of this Agreement as it pertains to Swansi shall not be dependent upon obtaining an executed Agreement from any other holder of the Company’s securities.

8.
Full Force and Effect. Except as specifically stated in this Agreement (i) this Agreement shall not limit, diminish or waive the obligations of the parties under the Warrants to be issued following the First Private Placement, and (ii) the parties reaffirm their obligations under Stock Purchase Agreement concerning the Warrants.

9.
Information. Swansi acknowledges that it has all information needed to enter into the agreements and provide the consent and make the waivers contemplated by this Agreement and if it has requested any information from the Company it acknowledges receiving the same.

[Remainder of Page Intentionally Left Blank]

If you accept the foregoing terms, please execute in the space provided below and return one copy to the Company at the above fax number.

Sincerely,

ZULU ENERGY CORP.

By:
James Hostetler
Executive Vice President

AGREED AND ACCEPTED effective as of the date set forth above:

SWANSI HOLDINGS CORP.

By (Signature):
Name (Printed):
Title:

Address

City, State, Postal or Zip Code, Country

[Signature Page to Swansi Letter Agreement]